Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED (1)

Bermuda
Ceval Holdings Ltd.
Greenleaf, Ltd.
Bunge Finance Limited
Serrana Holdings Limited
Bunge Global Markets, Ltd.
Brunello Ltd.
Bunge Alpha, Ltd.
Bunge Central America Ltd.
International Produce Ltd.
Bunge Ventures Ltd

Cayman Islands
Bunge Trade Ltd.
Bunge International Commerce Ltd.
CCC Carbon Fund II Limited Partnership
Climate Change Capital International Limited
CCC Carbon Services
CCC Carbon General Partner II Limited
China Baldrick Investment Holding Limited

British Virgin Islands
Bunge Investment Management Limited
CCC International Holdings Limited
Bunge Emissions Limited
Baldrick Holdings Limited
Allied Trend Limited
Kirchner Global Limited

United States of America
Bunge North America, Inc.
Bunge Milling, Inc.
The Crete Mills, Inc.
Bunge Holdings North America, Inc.
Bunge North America Capital, Inc.
Bunge Mextrade, L.L.C.
CSY Agri-Finance, Inc.
Bunge Oils, Inc.
Bunge North America (East), L.L.C.
Bunge North America (OPD West), Inc.

EGT, LLC
BNA Marine, LLC
HC Railroad, LLC
Morristown Grain Company, Incorporated
Bunge North America Foundation
Bunge Milling, LLC
Bunge North America Agrifoods, Inc.
Minsa Corporation
Bunge Chicago, Inc.
Bunge Global Markets, Inc.
Bunge Latin America, LLC
Bunge Management Services Inc.
Bunge N.A. Holdings, Inc.
Bunge Finance North America, Inc.
Bunge Funding, Inc.
Bunge Asset Funding Corp.
Bunge Limited Finance Corp.
Bunge Canada Investments, Inc.
Bunge Amorphic Solutions LLC
Bunge Global Innovation, LLC
Bunge Mexico Holdings, Inc.
Loders Croklaan USA, LLC

Canada
Bunge of Canada Ltd.
CF Oils Investments Inc.
Bunge Canada
Bunge Grain of Canada Inc.
Bunge Canada Holdings I Inc.
Bunge Canada Holdings IV Inc.
Loders Croklaan Canada Inc.

Mexico
Controladora Bunge, S.A. de C.V.
Inmobiliaria A. Gil, S.A.
Inmobiliaria Gilsa, S.A.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Comercial, S.A. de C.V.
Servicios Molinos Bunge de Mexico, S.A. de C.V.

Argentina
Terminal Bahia Blanca S.A.
Fertimport S.A.

Bunge Argentina S.A.
Bunge Inversiones S.A.
Bunge Minera S.A.
Terminal de Fertilizantes Argentinos SA

Brazil
Bunge Fertilizantes S.A.
Agroindustrial Santa Juliana Ltda.
Ramata Empreendimentos e Participações S.A.
Pedro Afonso Açúcar & Bioenergia Ltda.
Monteverde Agro-energetica S.A.
Monte Dourado Agropecuária S.A.
Bunge Açúcar e Bioenergia S/A
Usina Frutal Açúcar e Álcool Ltda
Usina Guariroba Ltda.
Usina Ouroeste Açúcar e Álcool Ltda.
Usina Itapagipe Açúcar e Álcool Ltda.
Bunge Alimentos S.A
Fertimport S.A.
Terminal Maritimo do Guaruja S.A. (TERMAG)
Loders Croklaan Latin America Comercio de Gorduras e Oleos Vegetais Ltda

Uruguay
Bunge Uruguay S.A.
Bunge Agritrade S.A.
Bunge Uruguay Agronegocios S.A.
Bunge Montevideo S.A.

Peru
Bunge Peru S.A.C.

Chile
Bunge Chile S.p.A.

Paraguay
Bunge Paraguay S.A.

Guatemala
BCA Servicios, S.A.
BLA Servicios, S.A.

Colombia
Bunge Colombia SAS.

Bolivia
Agroindustrias Bunge Bolívia S.A.

Australia
Bunge Agribusiness Australia Pty. Ltd.
Bunge Grain Services (Bunbury) Pty. Ltd.
Bunge Grains Services (Geelong) Pty. Ltd.

Southeast Asia
Bunge Asia Pte. Ltd.
PT. Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Grains and Industrial Products Trading Pte. Ltd.
Bunge Agribusiness Philippines Inc.
Bunge Subic Bay Trading Company Inc.
Bunge Loders Croklaan Oils Sdn Bhd
Bunge Lipid Enzymtec Sdn Bhd
Echo Commodities Pte. Ltd.

China
Bunge (Shanghai) Management Co., Ltd.
Bunge Sanwei Oil & Fat Co., Ltd.
Bunge (Nanjing) Grains and Oils Co.,Ltd.
Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.
Zhongxin (Dalian) Investment Consulting Co., Ltd
Xinhui (Shanghai) Investment Consulting Co.,Ltd
Taixing Zhenhua Oils & Fats Co. Ltd.
Caprock Capital Ltd.
Greystone Ltd.
Long Great (Hong Kong) Ltd
Dalian Junyue Consulting Co., Ltd.
Nantong Junchen Business Consulting Co., Ltd
Dongguan Shenheng Grains and Oils Co., Ltd
Pebblestone Capital Ltd
Clydestone Capital Ltd.
Bunge (Tianjin) Management Service Co., Ltd
Yuanming (Tianjin) Investment CO., LTD
Qinyuan (Tianjin) Business Consulting CO., LTD
Qintang (Tianjin) Enterprise Management Consulting Co., Ltd
Tianjin Shuowei Foods Co., Ltd.
Bunge (Fujian) Investment Management Co., Ltd.
Xiamen Peiren Investment Management Co., Ltd.
Xiamen Junren Investment Management Co., Ltd.

Bunge Loders Croklaan Edible Oils (HK) Limited
Bunge Loders (Shanghai) Trading Co.; Ltd.
IOI (Xiamen) Edible Oils, Co. Ltd

Mauritius
Bunge Mauritius Ltd
Bunge Mauritius Holdings Limited
Bunge Senwes International. Ltd.

India
Bunge India Private Limited
Bunge India Trading Private Limited
Bunge Foods Private Limited

Vietnam
Baria Joint Stock Company of Services for Import Export of Agro-forestry Products and Fertilizers

Japan
Bunge Japan K.K.

United Kingdom
Bunge Corporation Ltd.
Bunge London Ltd.
Bunge UK Limited
Credit and Trading Company Limited
Climate Change Capital Group Limited
Climate Change Holdings Limited
Climate Change Capital Limited
Gulf Sugar Procurement Ltd
Climate Change Finance Limited
CCC Seed Capital (General Partner) Limited
CCP Carried Interest (GP) Limited
CCP Carried Interest LP
CCP Co-Invest (GP) Limited
Climate Change Capital Carbon Managed Account Ltd

Spain
Bunge Iberica S.A.U.
Bunge Investment Iberica S.L.U.
Moyresa Girasol S.L.U.
Biodiesel Bilbao S.L.
Bunge Iberica Finance S.L.U.

France
Bunge France S.A.S.
Bunge Holdings France S.A.S.
SSI Logistics

Holland
Koninklijke Bunge B.V.
Bunge Cooperatief U.A.
Bunge Brasil Holdings B.V.
Bunge Romania Coöperatief U.A.
Bunge Finance Europe B.V.
Bunge Netherlands B.V.
Bunge Loders Croklaan Nutrition B.V.
Bunge Loders Croklaan Oils B.V.
Bunge Loders Croklaan B.V.
Bunge Loders Croklaan USA B.V.
Bunge Loders Croklaan Group B.V.

Switzerland
Bunge S.A.
Oleina S.A.
Ecoinvest Carbon S.A.
Bunge Emissions Holdings S.A.R.L.

Germany
Bunge Handelsgesellschaft m.b.H.
Bunge Deutschland G.m.b.H.
Teutoburger Margarinewerke GmbH
Walter Rau Lebensmittelwerke G.m.b.H
Butella-Werk G.m.b.H.
Walter Rau Neusser Ol und Fett AG
Westfälische Lebensmittel werke Lindemann GmbH & Co. KG

Italy
Bunge Italia S.p.A.
Novaol S.r.l.

Turkey
Bunge Gida Sanayi ve Ticaret A.S.

Hungary
Bunge ZRT
Natura Margarin Kft.

Portugal
Bunge Iberica Portugal, S.A.

Luxembourg
Bunge Europe S.A.
Climate Change Capital Carbon Fund II S.à.r.l

Austria
Bunge Austria G.m.b.H.

Poland
Z.T. Kruszwica S.A.
Bunge Polska Sp. z o.o.
ZTK Property Management Sp. z o.o.

Russia
LLC Bunge CIS
Rostov Grain Terminal LLC

Ukraine
PJSC DOEP
Suntrade S.E.
LLC ElevatorTrade
Himtrans-Ukraine
Greentour-Ex LLC
LLC Railway Company “Greentrans”
LLC Unitrans
LLC European Transport Stevedoring Company
Nikpromtrans Lіmіted Lіabіlіty Company
New European Company LLC

Bulgaria
Kaliakra A.D.

Romania
Bunge Romania SRL
Bunge Danube Trading SRL
SC Unirea S.R.L.
Prio Extractie SRL
Prio Biocombustibil SRL

Cyprus
Bunge Cyprus Limited

Finland
Bunge Finland OY

Egypt
Bunge Egypt Agriculture SAE
Bunge Egypt Import & Export SAE
IOI Speciality Fats for Trade LLC
Loders Croklaan for Oils S.A.E.

South Africa
Bunge ZA (Pty) Ltd.

East Africa
Bunge East Africa Ltd.

United Arab Emirates
Universal Mercantile and Trading DMCC

West Africa
Bunge Loders Croklaan Burkina Faso S.A.R.L
Bunge Loders Croklaan (Ghana) Ltd.
Bunge Loders Croklaan Industries Limited

1.
Includes entities which Bunge Limited consolidates for financial reporting purposes. The preceding list may omit certain subsidiaries that, as of December 31, 2018, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.